UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2011
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CHINA MARKETING MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Texas	000-51806	76-0641113
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

RMA 901
KunTai International Mansion
No. 12 Chaowai Street
Beijing, 100020, People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

(86)10-59251090
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01           Entry into a Material Definitive Agreement

In December 2011, Shenzhen New Media Consulting Co, Ltd. (“SNMC”), an indirectly owned subsidiary of China Marketing Media Holdings, Inc. (the “Company”) and the sole shareholder of Shenzhen Media Investment Co. Ltd (“SMI”), completed a disposition of 100% equity interest in SMI to Bin Li, a former member of the Board and related party, and Feng Yu, an individual shareholder of the Company (each, a “Transferee”). Specifically, on December 26, 2011, SMI, on the one hand, and each Transferee, on the other hand, executed certain Equity Transfer Agreement under which Bin Li and Feng Yu acquired 90% and 10% equity interests in SMI, respectively, in exchange for a total consideration of RMB35,024,152 and 3,891,572 respectively (approximately, USD$5,500,326 and $611,147, respectively). SMI’s primary business includes, among other things, sales and marketing of magazines and advertising space in magazines and provision of strategic planning for magazines. The disposition included assets related to the Company’s online sales of consumer products.

To facilitate the foregoing disposition of SMI, on December 23, 2011, SNMC entered into certain intra-company equity transfer agreements with SMI, pursuant to which SMI transferred its 10% equity interest in Beijing Orient Converge Human Resources Management Center Co. Ltd., its 98% equity interest in Beijing Media Management Consultation Company (“BMMC”) and its 30% equity interest in Shenzhen Directory Marketing Management Co. Ltd., all of which, prior to the disposition were the Company’s subsidiaries, in consideration for RMB500,000（approximately USD$78,522), RMB980,000 (approximately USD$153,903) and RMB15,000,000 (approximately USD$2,355,657), respectively, to SNMC.  In addition, Wengao Luo, a member of the Company’s Board, agreed to transfer all of his 2% equity interest in BMMC to SNMC in consideration for RMB20,000 (approximately USD$3,141).

Bin Li served as a Board member of the Company until February 25, 2011 when he resigned not for cause or due to any disagreements with the Company, as disclosed in the Company’s public filings. The disinterested members of the Company’s Board reviewed and approved the terms of the foregoing equity transfer transactions.

The foregoing description of the equity transfer agreement and related agreements in connection therewith does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement filed as Exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The equity transfer agreement contains representations and warranties by each of the parties thereto which are customary in the agreements of this nature. These representations and warranties have been made solely for the benefit of the other parties to such agreement and:

●	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
●	may have been qualified in the agreement by disclosures that were made to the other party in connection with the negotiation of the agreement;
●	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and
●	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement.

Section 2 – Financial Information

Item 2.01             Completion of Acquisition or Disposition of Assets

The registrant hereby incorporates by reference the disclosure made in Item 1.01 above.

Section 9 - Financial Statement and Exhibits

Item 9.01             Financial Statements and Exhibits.

10.1                      Form of Equity Transfer Agreement.

99.1                      Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Marketing Media Holdings, Inc.

By:	/s/Zhen Zhen Peri
Zhen Zhen Peri, Chief Financial Officer

Date:           December 29, 2011